EXHIBIT 99.2
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                        INDEPENDENT AUDITORS' CONSENT



The Board of Trustees
AMLI Residential Properties Trust:


We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-89594, 333-89598, 333-89622, 333-08813, and 333-
08815) and on Form S-3 (Nos. 333-110669, 333-83923, 333-74300, 333-70076,
333-83923, 333-65503, 333-57327, 333-24433, 333-08819, 33-93120, and 33-
89508) of AMLI Residential Properties Trust of our report dated
December 16, 2004 with respect to the historical statement of revenue in excess of certain expenses of Communities Acquired from The Comptroller of the State of New York as Trustee of the Common Retirement Fund, a New York Trust in 2004 for the year ended December 31, 2003, which report appears in the December 21, 2004 report on Form 8-K of AMLI Residential Properties Trust. Our report dated December 16, 2004 includes a paragraph that states that the historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in note 2, and is not intended to be a complete presentation of the revenue and expenses of Communities Acquired from The Comptroller of the State of New York as Trustee of the Common Retirement Fund, a New York Trust in 2004.




/s/ KPMG LLP


Chicago, Illinois
December 21, 2004